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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2011

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GIA Investments Corp.

(Exact Name of Registrant as Specified in Charter)

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Nevada	333-169955	42-1772642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4790 Caughlin Pkwy., Suite 387 Reno, NV	89519
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-851-7397

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

          On December 25, 2011, GIA Investment Corp. (“we,” “our” or “GIA”) entered into a Preliminary Definitive Agreement (the “Agreement”), dated as of December 25, 2011, between GIA and Baby Trend Inc., (“Baby Trend”), which agreement spells out the initial terms pursuant to which we will acquire Baby Trend.

          Under the Agreement, we have agreed to pay approximately $45 million which will be payable in three tranches over three years, subject to Baby Trend meeting certain net worth thresholds. We will pay the first tranche of $20 million on July 15, 2012, concurrently with our entry into a more detailed acquisition agreement (the “Acquisition Agreement”) with Baby Trend.  We will pay the second tranche of $10 million on April 15, 2013, and we will pay the third tranche of $15 million on April 15, 2014. Payment of the third tranche will be subject to Baby Trend having a net worth of no less than $10 million as of July 15, 2012, the final tranche payable to Baby Trend shall be credited with the amount for which Baby Trend has fallen below the $10 million threshold.

          Upon consummation of the Acquisition Agreement, Baby Trend will become a wholly-owned subsidiary of GIA.  Should we fail to raise the first tranche of funding by July 15, 2012, either party has the right to terminate the Agreement.

          According to the terms of the Preliminary Definitive Agreement, Baby Trend’s founder will continue to serve as chief executive officer of Baby Trend and will also serve as a director of GIA following entry into the Acquisition Agreement and until December 31, 2014. In addition, Baby Trend’s founder will assist us in making additional acquisitions related to Baby Trend’s line of business.

          The closing of the Acquisition Agreement will be subject to customary closing conditions.

          This description of the Agreement is not a complete statement of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

          See the Exhibit Index attached to this report.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011	GIA INVESTMENTS CORP.

	By:	/s/ Heer Hsiao
Heer Hsiao
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Preliminary Definitive Agreement, dated as of December 25, 2011, between GIA Investments Corp. and Baby Trend Inc.

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